Portions of this document have been redacted pursuant to a Request for Confidential Treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Redacted portions are indicated with the notation “*”.

RESEARCH AGREEMENT

This Research Agreement (the “Agreement”), effective as of June 18th, 2012 (“Effective Date”), is entered into by and between Enumeral Biomedical Corp., a Delaware corporation with an address at 1450 Broadway, 24th Floor, New York, New York 10018 ("ENUMERAL"), and sanofi-aventis U.S. Inc., having an address at 1041 Route 202-206, P.O. Box 6800, Bridgewater, NJ 08807-0800 (hereinafter referred to as “SANOFI US”). Each of ENUMERAL and SANOFI US are referred to herein as a “Party” or collectively as the “Parties”.

WHEREAS, SANOFI US wishes to fund a research project to be performed by ENUMERAL, for the purpose of evaluating ENUMERAL’s technology and capabilities and to obtain useful antibodies to *; and to determine if the respective Parties wish to consider further business arrangements and transactions with the other Party

WHEREAS, ENUMERAL, wishes to perform such research project, in accordance with the terms and conditions set forth in this Agreement, for the sole purposes of demonstrating its capabilities, obtaining *, and determining if they wish to consider further business arrangements and transactions with the other Party;

NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, ENUMERAL and SANOFI US agree as follows:

1.          DEFINITIONS

A.           “Affiliate” of a Party shall mean any person or entity directly or indirectly controlling, controlled by, or under common control with a Party, and for this purpose, "control," "controlling" and "controlled by" shall mean the ownership and control of more than fifty percent (50%) of the outstanding voting securities or interest in capital or profits of any person or entity, or the right to direct or control the management or affairs of any person or entity by contract or similar arrangement.

B.           “Background Technology” shall have the meaning set forth in Section 6A.

C.           “Co-owned ENUMERAL Sole Invention” means any ENUMERAL Sole Invention that is not an ENUMERAL Improvement. For the avoidance of doubt, Co-owned ENUMERAL Sole Inventions include any antibodies, their sequences and parts thereof identified by ENUMERAL in the Research.

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D.           “ENUMERAL Improvement” means an Invention that is an improvement of ENUMERAL’s Background Technology that does not *, SANOFI US’ Confidential Information or SANOFI US’ Background Technology, and which ENUMERAL is able to replicate without any use of SANOFI US Materials, SANOFI US’ Confidential Information and/or SANOFI US’ Background Technology.

E.           “Data” means all data from the performance of the Research, other than data relating to SANOFI US’s * screening, including without limitation all results and reports relating to the Research.

F.           “ENUMERAL Sole Invention” shall mean an Invention made by one or more inventors all of whom are required to assign rights in the Invention to ENUMERAL.

G.           “Non-compete Field” shall mean *.

H.           “Invention” shall mean any invention or discovery that is conceived and / or reduced to practice by one or more employees, contractors or agents of ENUMERAL and / or one or more employees, Affiliates, contractors or agents of SANOFI US in the performance of the Research.

I.           “Joint Invention” shall mean (i) an Invention made by more than one inventor in which at least one inventor is required to assign rights in the Invention to SANOFI US, and at least one inventor is required to assign rights in the Invention to ENUMERAL and/or any Co-owned ENUMERAL Sole Invention.

J.           “Permitted Data Use Field” shall have the meaning set forth in Section 6G.

K.          “Program Committee” shall have the meaning set forth in Section 4C.

L.           “Research” shall mean the research program that is described in Exhibit A.

M.            “SANOFI US Materials” shall mean any * or other materials provided by SANOFI US to ENUMERAL to perform the Research, together with any fragments, progeny, portion, derivatives, hybrids, antibodies or analogs thereof.

N.           “SANOFI US Sole Invention” shall mean an Invention made by one or more inventors all of who are required to assign rights in the Invention to SANOFI US.

O.           “Sole Invention” shall mean an Invention made by one or more inventors all of whom are required to assign rights in the Invention to a single Party.

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2.          SCOPE OF WORK

The scope of the work to be performed by the Parties under this Agreement shall be the Research as described in Exhibit A or any revisions of Exhibit A mutually agreed upon in writing by duly authorized representatives of ENUMERAL and SANOFI US. Each Party shall conduct its respective portion of the Research, using its own facilities and equipment, in a good scientific manner and in compliance with applicable legal requirements, but within the scope of, research plan per the attached Exhibit A, and ENUMERAL shall not exceed the budget set forth in the attached Exhibit A. Employees, collaborators and other persons involved in the Research on behalf of ENUMERAL are or will be made aware of, and have or will have undertaken to comply with ENUMERAL’s obligations hereunder.

3.          COMPENSATION

As consideration for the performance of the Research, the options contained herein and the Non-compete set forth in Section 6.H, SANOFI US shall pay ENUMERAL the fees set forth in Exhibit B attached hereto and perform those parts of the Research delegated to SANOFI US in Exhibit A, including, without limitation, supply of certain materials set forth in Exhibit A. No other form of compensation shall be paid by SANOFI US to ENUMERAL except as otherwise approved in writing by SANOFI US. Prior to payment by SANOFI US of all or any portion of the fees, ENUMERAL must submit an invoice to SANOFI US on or after the dates set forth on Exhibit B, which shall reference the applicable purchase order number provided by SANOFI US to ENUMERAL (each, an "Invoice"). Each Invoice shall be addressed to: sanofi-aventis U.S. Inc., P.O. Box 30147, College Station, TX 77842. Additionally, each Invoice shall be accompanied by receipts or other such supporting data as may be reasonably required by SANOFI US. Approved Invoices shall be paid by SANOFI US via check within forty-five (45) days after SANOFI US receives a proper Invoice from ENUMERAL which check shall be sent to the following address:

Enumeral Biomedical Corporation

1450 Broadway, 24th Floor

New York, NY, 10018

4.          MEETINGS AND REPORTS

A.           Researchers from ENUMERAL and the SANOFI US shall meet at mutually agreed upon times including those indicated in Exhibit A and further as reasonably requested by SANOFI US, in person or by teleconference, to review results of the Research. Within sixty (60) calendar days after the expiration or termination of this Agreement, ENUMERAL shall submit a comprehensive final report to SANOFI US. and SANOFI US shall submit a final report to ENUMERAL as described on Exhibit A,

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B.           On reasonable prior notice, and subject to the availability during regular working hours of the necessary ENUMERAL personnel, representatives of SANOFI US may visit the facilities where the Research is being performed.

C.           A Program Committee comprised of two representatives from each of ENUMERAL and SANOFI US shall be formed to oversee intellectual property and aspects of administration related to the Research. The Program Committee shall meet on an as-needed basis or when convened by any of its members.

5.          PUBLICATION

Neither Party shall be permitted to present at symposia, national or regional meetings, and to publish journal articles, theses or dissertations (each, a "Publication"), methods and results of the Research (collectively, the "Results") without the prior written consent of the other Party.

6.          INTELLECTUAL PROPERTY

A.           Background Technology. All rights and title in and to any and all inventions, discoveries, data, chemical entities, compounds and materials developed or controlled by either Party prior to the Effective Date or during the Term, but not as a result of, in connection with or otherwise related to the Research Plan (collectively, the "Background Technology"), whether or not patentable, shall reside with the owner thereof and, except as otherwise set forth herein, such ownership and rights thereto shall not be affected by the Research Plan or a Party's performance of its obligations hereunder. Each Party grants the other Party a limited right to use its Background Technology solely for the direct performance of the Research during the term of this Agreement. To the extent that Background Technology is not prohibitively encumbered by third parties, either Party shall make Background Technology available to the other Party as needed for the Research Plan.

B.           Inventorship and Ownership. Inventorship of Inventions will be determined in accordance with principles of U.S. patent law. Joint Inventions shall be jointly owned by the Parties. ENUMERAL Co-owned Sole Inventions shall be co-owned. ENUMERAL Improvements shall be owned by ENUMERAL. SANOFI US Sole Inventions shall be owned by SANOFI US.

ENUMERAL represents that all of its personnel who may be involved in the Research have agreed to assign to ENUMERAL all rights to any Inventions developed or made by such personnel under this Agreement.

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C.           Joint Inventions. Each Party shall notify the other Party via the Program Committee promptly of any Joint Invention of which it becomes aware and shall together seek in good faith to determine patentability and inventorship of the Invention in accordance with principles of United States patent law. ENUMERAL hereby grants to SANOFI US an *. Such option shall be for a * period commencing on the date SANOFI US receives notice of any such Joint Invention. Notice, for purposes of this section, shall mean written notice explaining the invention in detail, including the filed priority application. If SANOFI US elects to exercise its option, SANOFI US shall have * days following the date of such exercise (“Joint Invention Negotiation Period”) to negotiate in good faith terms of a *, wherein such *. The Joint Invention Negotiation Period may be extended by mutual written agreement of ENUMERAL and SANOFI US. In the event that the parties fail to reach agreement on * terms within the Joint Invention Negotiation Period, including any extensions thereof, ENUMERAL may * its rights in any such Joint Invention to a third party, subject to the * (“New Joint Invention Terms”).   Upon receipt of New Joint Invention Terms, SANOFI US shall have * business days from receipt of the New Joint Invention Terms to accept the New Joint Invention Terms in writing. If the SANOFI US does not does accept the New Joint Invention Terms in writing, ENUMERAL shall have the right to * in Joint Inventions to third parties without restriction.

In the event that SANOFI US does not exercise its option, ENUMERAL, upon expiration of the time period for SANOFI US to exercise its option to negotiate an * for ENUMERAL’s interest in Joint Inventions, ENUMERAL shall be granted an * option to negotiate a *, to SANOFI US’ rights in any the Joint Invention. Such option shall be for a * period commencing on the date of expiration of the time period for SANOFI US to exercise its option. If ENUMERAL elects to exercise its option, ENUMERAL shall have * days following the date of such exercise (“ENUMERAL Joint Invention Negotiation Period”) to negotiate in good faith terms of a *, wherein such *. The ENUMERAL Joint Invention Negotiation Period may be extended by mutual written agreement of ENUMERAL and SANOFI US. In the event that the parties fail to reach agreement on * terms within the ENUMERAL Joint Invention Negotiation Period, including any extensions thereof, SANOFI US may * in any such Joint Invention to a third party, subject to the *.   Upon receipt of new terms, ENUMERAL shall have * business days from receipt of the new terms to accept the new terms in writing. If the ENUMERAL does not does accept the new terms in writing, SANOFI US shall have the right to * in Joint Inventions to third parties without restriction.

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D.           ENUMERAL Sole Inventions. ENUMERAL shall notify SANOFI US promptly of any ENUMERAL Sole Inventions. ENUMERAL hereby assigns and conveys to SANOFI-AVENTIS or any of its Affiliates, at no additional cost to SANOFI-AVENTIS, one half of ENUMERAL's right, title and interest to any and all resulting Co-owned ENUMERAL Sole Inventions. ENUMERAL agrees to execute all applications or registrations for patents and copyrights, and any other instruments deemed necessary or helpful for SANOFI-AVENTIS or its Affiliates to secure and enforce its rights hereunder. ENUMERAL hereby grants to SANOFI US and its Affiliates an exclusive option to negotiate a worldwide, exclusive license, with the right to sublicense, to ENUMERAL's remaining rights in any Co-owned ENUMERAL Sole Invention. Such option shall be for a one year period commencing on the date SANOFI US receives notice of any such Co-owned ENUMERAL Sole Invention. Notice, for purposes of this section, shall mean written notice explaining the invention in detail, including, if filed, the filed priority application. If SANOFI US elects to exercise its option, SANOFI US shall have one hundred eighty (180) days following the date of such exercise (“Sole Invention Negotiation Period”) to negotiate in good faith terms of a license, wherein such license shall include terms common to the industry. The Sole Invention Negotiation Period may be extended by mutual written agreement of ENUMERAL and SANOFI US. In the event that the Parties fail to reach agreement on exclusive license terms within the Sole Invention Negotiation Period, including any extensions thereof, then all of ENUMERAL’s rights to such Co-owned ENUMERAL Sole Invention shall remain with ENUMERAL, subject to the restriction that any terms offered to any third party within twenty (24) months of expiration of the Sole Invention Negotiation Period may not be more favorable than any terms last offered in writing to SANOFI US prior to the offering to the third party (“New Sole Invention Terms”).   Upon receipt of New Sole Invention Terms, SANOFI US shall have twenty (20) business days from receipt of the New Sole Invention Terms to accept the New Sole Invention Terms in writing. If SANOFI US does accept the New Sole Invention Terms in writing, ENUMERAL shall have the right to license ENUMERAL’s rights in any such Co-owned ENUMERAL Sole Invention to third parties without restriction.

In the event that SANOFI US either does not exercise its option, ENUMERAL, upon expiration of the time period for SANOFI US to exercise its option to negotiate an exclusive license, ENUMERAL shall be granted an exclusive option to negotiate a worldwide, exclusive license, with the right to sublicense, to SANOFI US’ rights in any ENUMERAL Sole Invention. If ENUMERAL elects to exercise its option, ENUMERAL shall have one hundred eighty (180) days following the date of such exercise (“ENUMERAL Sole Invention Negotiation Period”) to negotiate in good faith terms of a license, wherein such license shall include terms common to the industry. The ENUMERAL Sole Invention Negotiation Period may be extended by mutual written agreement of ENUMERAL and SANOFI US. In the event that the parties fail to reach agreement on license terms within the ENUMERAL Sole Invention Negotiation Period, including any extensions thereof, SANOFI US may license its rights in any such Joint Invention to a third party, subject to the restriction that any terms offered to any third party within twenty (24) months of expiration of the such negotiation period may not be more favorable than any terms last offered in writing to ENUMERAL prior to the offering to the third party.   Upon receipt of new terms, ENUMERAL shall have twenty (20) business days from receipt of the new terms to accept the new terms in writing. If the ENUMERAL does not does accept the new terms in writing, SANOFI US shall have the right to license its interest in Joint Inventions to third parties without restriction.

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E.           Option for Engineered Antibodies. During the term and for five(5) years thereafter, ENUMERAL shall promptly notify SANOFI US of any *, invented by or on behalf of ENUMERAL relating to a Co-owned ENUMERAL Sole Invention (“Engineered Antibodies”). ENUMERAL hereby grants to SANOFI US and its Affiliates an exclusive option to negotiate a worldwide, exclusive license, with the right to sublicense, to all Engineered Antibodies. Such option shall be for a one year period commencing on the date SANOFI US receives notice of invention of any such Engineered Antibody. Notice, for purposes of this section, shall mean written notice explaining the invention in detail, including, if filed, the filed priority application. If SANOFI US elects to exercise its option, SANOFI US shall have one hundred eighty (180) days following the date of such exercise (“Engineered Antibody Negotiation Period”) to negotiate in good faith terms of a license, wherein such license shall include terms common to the industry. The Engineered Antibody Negotiation Period may be extended by mutual written agreement of ENUMERAL and SANOFI US. In the event that the Parties fail to reach agreement on exclusive license terms within the Engineered Antibody Negotiation Period, including any extensions thereof, then all of ENUMERAL’s rights to such Engineered Antibody shall remain with ENUMERAL, subject to the restriction that any terms offered to any third party within twenty (24) months of expiration of the Engineered Antibody Negotiation Period may not be more favorable than any terms last offered in writing to SANOFI US prior to the offering to the third party (“New Engineered Antibody Terms”).   Upon receipt of New Engineered Antibody Terms, SANOFI US shall have twenty (20) business days from receipt of the New Engineered Antibody Terms to accept the New Engineered Antibody Terms in writing. If SANOFI US does accept the New Engineered Antibody Terms in writing, ENUMERAL shall have the right to license ENUMERAL’s rights in any such engineered antibody to third parties without restriction.

F.           Prosecution and Expenses of Joint Inventions. SANOFI US and ENUMERAL shall decide, on a case by case basis, whether or not and where to file patent applications for Joint Inventions (including Co-owned ENUMERAL Sole Inventions). The Parties shall jointly participate in decisions regarding filing, prosecution and maintenance. Mutually acceptable counsel (in-house of either Party or law firm) shall be appointed that shall handle filing and prosecution of Joint Inventions. Both Parties agree to cooperate and execute all documents which are necessary for the filing, prosecution and maintenance of such patent applications. Should the Parties enter into an exclusive license agreement pursuant to Section 6C or 6D, the party licensing such rights from the other party shall control prosecution and maintenance at its expense during the term of such agreement.

G.           CREATE Act. Notwithstanding anything to the contrary in this Section 6, each Party shall have the right to invoke the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Section 6, without the prior written consent of the other Party. Where a Party intends to invoke the CREATE Act, as permitted by the preceding sentence, it shall notify the other Party and the other Party shall cooperate and coordinate its activities with the invoking Party with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act. The specification of any patent application filed pursuant to this Agreement shall contain language required to invoke the CREATE Act as applicable.

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H.           Data Ownership and Right to Use Data.

(a)          All Data shall be owned by SANOFI US and is Confidential Information of SANOFI US.

(b)          SANOFI US grants ENUMERAL the right to use the Data, solely for its own internal research excluding (i) any use in any and all * and/or (ii) the Non-compete Field in accordance with the provisions of this Section 6.G (hereinafter referred to as “Permitted Data Use Field”). ENUMERAL shall (i) hold such Data in strict confidence; (ii) not disclose such Confidential Information to any third party, (iii) use such Data only as necessary for internal research and not for any other purpose; (iv) upon breach of this Section 6.G. or upon written request of SANOFI US, destroy all Data in its possession and provide a written certification of such destruction to SANOFI US; and (v) protect Data from disclosure with at least that degree of care used by ENUMERAL in dealing with its own confidential information and shall take reasonable steps to minimize the risk of an unauthorized disclosure of Data.

I.           Noncompete.

During the Term and for a period of seven (7) years thereafter, ENUMERAL, its Affiliates, and their respective officers, directors, agents, successors, employees and permitted assigns, shall not provide any goods or services, directly or indirectly, to any third party in the Non-compete Field.

7.          INDEMNIFICATION

A.           Indemnification by SANOFI US. SANOFI US hereby agrees to indemnify, defend, and hold harmless ENUMERAL, its Affiliates, and their respective officers, directors, agents, successors, employees and permitted assigns (collectively, the "ENUMERAL Indemnified Parties"), from and against any and all losses, expenses, costs (including reasonable attorneys' fees), liabilities, damages, claims, suits or proceedings (each a "Claim") arising out of or in connection with the (a) a material breach of this Agreement by SANOFI US; and (b) the negligence, willful misconduct, fraud or misrepresentation by any SANOFI US Indemnified Party (as defined in Section 7B below); provided, however, SANOFI US' indemnification obligations hereunder shall not apply to the extent that such Claim is attributable to the negligent or wrongful acts or omissions, willful malfeasance, fraud or misconduct by any ENUMERAL Indemnified Party.

B.           Indemnification by ENUMERAL. ENUMERAL hereby agrees to indemnify, defend, and hold harmless SANOFI US, its Affiliates, and their respective officers, directors, agents, successors, employees and permitted assigns (collectively, the "SANOFI US Indemnified Parties"), from and against any and all Claims arising out of or in connection with the (a) a material breach of this Agreement by ENUMERAL; and (b) the negligence, willful misconduct, fraud or misrepresentation by any ENUMERAL Indemnified Party; provided, however, ENUMERAL's indemnification obligations hereunder shall not apply to the extent that such Claim is attributable to the negligent or wrongful acts or omissions, willful malfeasance, fraud or misconduct by any SANOFI US Indemnified Party.

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C.           Notification of Claims. The Party seeking indemnification hereunder (the "Indemnified Party") shall notify the other Party (the "Indemnifying Party") in writing of any asserted claim as soon as practicable. Failure to provide such notice, which substantially prejudices the Indemnifying Party's ability to defend such claim or action, may invalidate any obligation of indemnification. The Indemnified Party must authorize and permit the Indemnifying Party to exercise sole control of the defense and disposition of any claim or action, including all decisions related to litigation, appeal or settlement, provided, however, that the Indemnifying Party shall not settle any claims or action that would be deemed to confess wrongdoing on the part of the Indemnified Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Indemnified Party shall nevertheless be entitled to retain separate counsel at its own cost to participate in such matter; however, the Indemnifying Party shall have sole case management authority. Each Party hereto shall cooperate with the other in every reasonable way to facilitate the defense of any such claim.

8.          REPRESENTATIONS AND WARRANTIES

A.           Mutual Representations and Warranties. Each Party represents and warrants to the other that (a) it is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (b) it has the right and authority to execute and deliver this Agreement and to perform its obligations contemplated hereunder; (c) this Agreement is a legal, valid and binding agreement of the Party and enforceable against it; (d) the execution and delivery of this Agreement will not, to each Party's knowledge, violate any statute, regulation or any other restriction upon the Party; (e) it has secured all requisite authorizations and approvals necessary for the execution, delivery and performance of this Agreement; and (f) it is not subject to any restrictive obligations imposed by any third party which would prevent or impair its ability to enter into this Agreement or fulfill its obligations hereunder, nor will it knowingly enter into any agreement with any other party that would in any way prevent it from performing its obligations under this Agreement.

B.           ENUMERAL Representations and Warranties. Additionally, ENUMERAL represents, warrants and covenants to SANOFI US as follows:

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(a)	neither it nor any individual employed or engaged by ENUMERAL has ever been and is not currently (i) under investigation for debarment or debarred pursuant to the Generic Drug Enforcement Act of 1992, 21 U.S.C. § 335(a), as amended, or any similar state law or regulation; (ii) excluded by the Office of Inspector General pursuant to 42 U.S.C. § 1320a-7, et seq. or any state agency from participation in any federal or state health care program; or (iii) otherwise disqualified or restricted by the FDA pursuant to 21 C.F.R. 312.70 or any other regulatory authority, nor will ENUMERAL knowingly utilize any debarred, excluded or disqualified personnel to perform the Research hereunder;

(b)	it will notify SANOFI US immediately in the event any investigation or proceeding for debarment, exclusion or disqualification is initiated against ENUMERAL or any individual employed or engaged by ENUMERAL that is performing the Research hereunder;

(c)	it shall perform the Research in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations;

(d)	it shall use reasonable efforts to perform the Research in accordance with the terms and conditions of this Agreement;

(e)	it will use shall use the SANOFI US Materials solely for the Research shall not chemically or biologically modify any SANOFI US Materials, except as may be explicitly set forth in Exhibit A; and

(f)	during the term of this Agreement, and the option periods described in Sections 6C, 6D and 6E, ENUMERAL shall not enter into any * agreement with any third party.

9.          LIMITATION OF LIABILITY

NEITHER party shall be liable to the other party for any indirect, special, incidental, reliance or consequential damages of any kind, regardless of the form of action whether in contract, tort (including without limitation negligence), strict liability, or other legal or equitable theory, even if the other party has been advised of the possibility of such damages; provided, however, this limitation of liability shall not be construed to limit a party's liability with respect to its indemnification obligations set forth in section 7 or with respect to any breaches of a Party’s obligations of confidentiality and INTELLECTUAL PROPERTY PROVISIONS set forth in THIS AGREEMENT OR ENUMERAL’S BREACH OF THE NON-COMPETE SET FORTH IN SECTION 6.H.

10.         PUBLICITY

Neither Party shall use the other Party’s name or insignia, or any adaptation of them, or the name of the researcher(s) of the other Party in any advertising, promotional or sales literature, without the prior written approval of the other Party. This restriction shall not apply to: (i) annual or other periodical reports prepared by either Party in the normal course of business; and (ii) any information required by law to be disclosed.

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11.         CONFIDENTIALITY

A.           SANOFI US Confidential Information. ENUMERAL acknowledges and agrees that any data, know-how, documents, materials or information of any type whatsoever, in whatever form or medium, whether or not marked as "confidential" and/or "proprietary," and which could reasonably be expected to be valuable to SANOFI US, including but not limited to, any information concerning or relating to the property, products, research, technology, compound/product structure and other identifying information relating to compounds/products, SANOFI US Background Technology, SANOFI US Sole Inventions, business and affairs of SANOFI US or its Affiliates, that is learned, disclosed to or becomes known by ENUMERAL in connection with the Research, shall be deemed to be confidential information of SANOFI US (collectively, "SANOFI US Confidential Information"). For the avoidance of doubt, any information disclosed by SANOFI US to ENUMERAL concerning the * technology is SANOFI US Confidential Information.

B.           ENUMERAL Confidential Information. SANOFI US acknowledges and agrees that any data, know-how, documents, materials or information relating to ENUMERAL Background Technology or ENUMERAL Improvements, in whatever form or medium, whether or not marked as "confidential" and/or "proprietary," and which could reasonably be expected to be valuable to ENUMERAL, that is learned, disclosed to or becomes known by SANOFI US in connection with the Research, and which is not SANOFI US Confidential Information, shall be deemed to be confidential information of ENUMERAL (collectively, "ENUMERAL Confidential Information").

C.           Restrictions on Use of Confidential Information. (i) Except as otherwise expressly provided herein, the Party receiving Confidential information (the “Receiving Party”) from the other Party (the “Disclosing Party”) shall (a) hold such Confidential Information in strict confidence; (b) not disclose such Confidential Information to any third party, except to its Affiliates, bona fide research and development collaborators, agents and subcontractors who "need to know"; provided, however, that such agents and contractors agree in writing to abide by the confidentiality provisions set forth herein; (c) use such Confidential Information only as necessary to perform the Research and not for any other purpose; (d) upon termination of this Agreement, destroy or return to the Disclosing Party, at the Disclosing Party's option, all tangible Confidential Information in its possession and in the possession of any Affiliates, agents and subcontractors; and (e) protect Confidential Information received from disclosure with at least that degree of care used by the Receiving Party in dealing with its own confidential information and shall take reasonable steps to minimize the risk of an unauthorized disclosure of Confidential Information.

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(ii) SANOFI US has provided some additional limited rights for use of Data, which is Confidential Information, all of which are set forth in Section 6.G and referred to therein as the Permitted Data Use Field. In the event of any actual or perceived conflict between the terms of this Section and Section 6.G, the Parties intend that the increased use of the Data by ENUMERAL be permitted in the Permitted Data Use Field, with the more restrictive provisions set forth in Section 6.G superseding those set forth in Section 11.C.i above, and that Section 11.A, Section 11.D and Section 11.E remain applicable to the Data.

D.           Exceptions to Confidential Information. Notwithstanding the foregoing, Confidential Information shall not include information which: (i) is or hereafter becomes generally available to the public other than by reason of any breach hereof; (ii) was already known to the Receiving Party, prior to the date of disclosure; (iii) is disclosed to the Receiving Party by a third party who has the right to disclose such information without any obligations of confidentiality; (iv) is developed by or on behalf of the Receiving Party independently, without reliance on Confidential Information received hereunder, as demonstrated by written records; or (v) is otherwise required to be disclosed by the Receiving Party in order to comply with applicable legal requirements of a public authority, law, rule of court or regulation, provided that (a) the Receiving Party promptly notifies the Disclosing Party of the obligation to disclose in order to allow the Disclosing Party to object or seek a protective order, (b) the Receiving Party only discloses the minimum amount of Confidential Information that is necessary to comply with the required disclosure; and (c) such information remains Confidential Information for all other purposes.

E.           Restricted Period. These restrictions upon disclosure and use of Confidential Information shall continue during the Term and shall extend beyond the Term for a period of seven (7) years, provided, however, with respect to any Confidential Information that constitutes a trade secret (as determined under applicable law), such restrictions on disclosure and/or use shall survive the date of termination for as long as such Confidential Information remains a trade secret but, in no event, shall such restrictions on disclosure and/or use cease prior to the expiration of seven (7) years following the expiration of the Term.

12.         INDEPENDENT CONTRACTOR

Neither Party shall be or be deemed to be employees or agents of the other. Neither Party is authorized to act as an agent for the other for any purposes and shall not act on behalf of the other Party or enter into any contract, warranty or representation as to any matter.

13.         NOTICES

Any notices to be given hereunder shall be sufficient if signed by the Party giving same and either

(a) mailed certified mail return receipt requested,

(b) made by overnight delivery, or

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(c)	faxed to other Party if the sender has evidence of successful transmission and if the sender promptly sends the original by ordinary mail, in any event to the following addresses:

If to SANOFI US:

sanofi-aventis U.S. Inc.

1041 Route 202-206

Bridgewater, NJ 08807

Attention: *

Facsimile: (908)-231-2257

With a copy to:

sanofi-aventis U.S. Inc.

1041 Route 202-206

Bridgewater, NJ 08807

Attention: Head, U.S. R&D Legal

Facsimile: (908)-231-2243

If to ENUMERAL:

Arthur Tinkelenberg

Enumeral Biomedical Corp.

1450 Broadway, 24th floor

New York, New York 10018

Notices mailed shall be deemed given on the date postmarked on the envelope. Notices sent by overnight carrier shall be deemed given on the date received by such carrier, as indicated on the shipping manifest or waybill. Notices sent by fax shall be deemed given on the date faxed.

14.         TERM AND TERMINATION

A.           Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect for * from the Effective Date unless earlier terminated in accordance with this Section 14 (“Term”).

B.           Termination by ENUMERAL with Cause. If SANOFI US fails to meet any of its obligations under this Agreement and shall fail to remedy these failures within thirty (30) calendar days after receipt of written notice thereof, ENUMERAL shall have the option of terminating this Agreement upon written notice thereof.

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C.           Termination by SANOFI US with Cause. In the event ENUMERAL fails to meet any of its obligations under this Agreement and shall fail to remedy these failures within thirty (30) calendar days after receipt of written notice thereof, SANOFI US shall have the option of terminating this Agreement upon written notice thereof. SANOFI US shall retain all rights as provided in Section 6 subject to the conditions therein.

D.           Termination by SANOFI US without Cause. SANOFI US shall have the right to terminate this Agreement with no further funding obligations by providing ENUMERAL with at least thirty (30) days prior written notice; provided, however, that ENUMERAL shall be entitled to any and all payments due and owed to ENUMERAL in the performance of the Research prior to the date of the termination of the Agreement, or, if applicable, ENUMERAL shall refund any excess payments.

15.         ENTIRE AGREEMENT; MODIFICATION

This Agreement, including any exhibits attached hereto, constitutes the entire understanding and agreement between the Parties with respect to the subject matter covered herein and supersedes any and all prior agreements, understandings, covenants, promises, warranties and representations, oral or written, express or implied, between the Parties that relates to the subject matter hereof. This Agreement may not be amended or supplemented in any way except in writing, dated and signed by authorized representatives of both Parties.

16.         INSURANCE

A.           Coverage. Each Party shall, at its own expense, provide and keep in full force and effect during the Term and for a period of two (2) years following the date of termination the following kinds and minimum amounts of insurance, or self-insurance, as allowed by law:

i.            Workers' compensation insurance as required by the laws of the jurisdiction in which the Research is performed, and employer's liability insurance with limits of at least $1,000,000 per occurrence.

ii.         Commercial general liability insurance which shall include bodily injury, property damage, independent contractor coverage, completed operations or products coverage, blanket contractual, and broad-form property damage with limits of at least $2,000,000 per occurrence.

iii.         Commercial automobile liability insurance with limits of at least $1,000,000 per occurrence.

B.           Evidence of Coverage. Upon request of either Party, the other Party shall provide copies of certificates of insurance, evidencing the coverage required hereunder.

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17.         SURVIVORSHIP

The provisions of Articles 4A, 5, 6, 7, 9, 10, 11, 13, 16, 18, 19, 20 and 21 shall survive any expiration or termination of this Agreement.

18.         GOVERNING LAW

This Agreement shall be governed by the laws of the State of New Jersey without regard to its conflict of laws provisions.

19.         SEVERABILITY; WAIVER

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Any delay or waiver by a Party to declare a breach or seek any remedy available to it under this Agreement or by law will not constitute a waiver as to any past or future breaches or remedies.

20.         ASSIGNMENT

ENUMERAL may not assign or transfer this Agreement or any part hereof without the express written consent of SANOFI US. SANOFI US may assign its rights and obligations under this Agreement without the consent of ENUMERAL.

21.         EXCUSABLE DELAYS

Neither Party will be responsible for any failure or delay in performance of this Agreement if the failure or delay is due to an event beyond the reasonable control and without the fault or negligence of the Party seeking to excuse performance, including without limitation, acts of God, acts of terrorism, war, labor disputes and strikes, fire, flood, riot, unforeseen delays in third party provided transportation or communications (a "Force Majeure Event"). Any Party seeking to excuse or delay performance due to a Force Majeure Event under this Section 21 will provide detailed written notice to the other Party of the nature and anticipated duration of the delay. A Party claiming the benefit of a Force Majeure Event shall use reasonable efforts to avoid or overcome the causes affecting performance and diligently fulfill all outstanding obligations within thirty (30) days. In the event that any such Force Majeure Event continues for in excess of sixty (60) days, either Party shall have the right to terminate this Agreement upon thirty (30) days notice to the other Party, provided that, if the Force Majeure Event ceases within such thirty (30) day period, this Agreement shall remain in full force and effect upon prior written notice to the other Party.

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21.         AFFILIATES

SANOFI US provides services to its Affiliate, sanofi-aventis U.S. LLC, and sanofi-aventis U.S. LLC shall be permitted to use the services, goods or other deliverables provided hereunder to the same extent as SANOFI US.

22.         COUNTERPARTS

This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original and both of which together shall be deemed the same agreement. The Parties agree that executed PDF’s shall be deemed originals for all purposes.

IN WITNESS WHEREOF, each Party has caused this Research Agreement to be duly executed by an authorized representative as of the Effective Date.

Enumeral Biomedical CorP.		SANOFI US U.S. INC.

BY:	/s/ Arthur Tinkelenberg	BY:	/s/ Melvyn Hollis

NAME:	ARTHUR TINKELENBERG	NAME:	Melvyn Hollis

TITLE:	PRESIDENT AND CEO	TITLE:	Vice President

DATE: June 18th 2012		DATE: June 15th 2012

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Exhibit A

PROJECT PLAN

Comparison of monoclonal antibody screening by ENUMERAL * microengraving technology compared to SANOFI US *

1. Overall Aims of the Project

The project is for Enumeral to screen * monoclonal antibodies that meet specific and challenging * characteristic requirements, from immunized mouse B cells and plasma cells, using its * microengraving technology, and for both Parties to compare such antibodies to * monoclonal antibodies obtained by SANOFI US in parallel using a modified traditional ELISA screening approach. In the past, SANOFI US’s * screening only generated antibodies with lower than required affinities and functional potencies.

The overall aims are:

(1) for sanofi to evaluate Enumeral’s technology for screening for monoclonal antibodies from the results obtained from the herein defined * antibody screening project

(2) for both parties to obtain * antibody *

*

Figure 1 Sequence of *

*
*	*
*	*
*	*

The sequences of * are identical across human, monkey, mouse and rat *, the mouse and rat orthologue of *.

2. Materials to be provided to ENUMERAL by SANOFI US prior to start of research

The following materials will be supplied to ENUMERAL by SANOFI US promptly upon entering into this Agreement unless other delivery dates are stated below.

2.1 Materials for assay development and screening assays and data therefrom

o	*

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- *

- *

o	* Antibodies

Purified SANOFI US in-house prior-generated mouse * monoclonal antibodies *, and commercial * antibody which bind to *, and are low potency functional blockers in functional assay. Amount: *

•	*

* antibodies to facilitate assay development and relative affinity measurements by ENUMERAL

Mouse cells

o	Samples of mouse plasma cells * from * mice for development by ENUMERAL of in well cytometry assay for plasma cell identification and of primer sets for single cell RT-PCR of mouse antibody genes.
o	Samples of spleenocytes from * mice for development by ENUMERAL of suitable stimulation protocols for antibody secretion using *.

2.2 *

SANOFI US will supply a map of * via PCR during antibody *.

3. Program of work

3.1 Project Team

To facilitate planning, decision making and progression of the project, a joint project team will be formed with ENUMERAL and SANOFI US team members at the initiation of the project

- ENUMERAL co-ordinator for the team: to be assigned by Enumeral

- SANOFI US co-ordinator for the team: *

- Project team membership (keep to maximum of ~12 people total)

ENUMERAL – to be assigned by Enumeral and ad hoc as required

SANOFI US – * and ad hoc as required

- Frequency of meeting: monthly for duration of project, and ad hoc as required

- Mode: about ~2hr meeting by teleconference, and face-to-face twice

- Jointly agreed agenda, progress and plans, and minutes/ action items

- Decision making: jointly for activities contained in Project Plan

- Significant deviations from Project Plan to be jointly agreed upon in writing

- If needed, decision resolution mechanism: jointly by Art Tinkelenberg and *

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3.2 Provision to ENUMERAL by SANOFI US of hybridoma, B-Cells, and plasma cells to be screened by ENUMERAL

SANOFI US will provide ENUMERAL with test samples of cells for assay development by ENUMERAL, (as defined in section 2.1) in addition to providing cell samples from * mice as specified below.

*

3.3 ENUMERAL Assay Development

ENUMERAL will develop a * screening assay on its microengraved * array platform using SANOFI US provided materials and other materials as appropriate, and use the screening array with the goal of identifying *.

Cells will be screened by ENUMERAL using a * method consisting of the following steps:

1.	*
2.	*
3.	*
4.	*
5.	*

When the above assays are established, ENUMERAL will conduct assays to demonstrate selectivity and affinity ranking results of the sanofi * antibodies *

Reagents required that will be supplied by ENUMERAL

•	*
•	*
•	*
•	Stains for in-well cytometry
o	*
o	*
o	*
o	*
•	Poly L slides
•	Microwell devices
•	Media for hybridomas
•	Equipment and reagents for processing of devices and slides for generation of cytometry data and printed arrays

3.4 Screening Tree Development

On completion of assay development ENUMERAL will propose a flow diagram for the screening (a “screening tree”) using the assays established, and share representative assay data (sensitivity, throughput, robustness), with the Project Team for joint approval prior to starting screening of the SANOFI US-supplied cell samples.

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3.5 Cell screening by ENUMERAL

The total number of cells/devices (single cell arrays) screened by ENUMERAL will be data driven and will be determined by ENUMERAL.

Factors that will determine this number will include:

•	The number of cells available (for the plasma cell sample screening)
•	Target coverage, specificity and affinity

The maximum number of devices that will be run by ENUMERAL for the antibody screening is estimated to be * (not including devices used in the assay development).

ENUMERAL will attempt to screen all three cell types for each mouse (spleenocytes, lymph nodes, bone marrow) as outlined below given that SANOFI US supplies sufficient of all three cell types for each mouse.

•	Spleenocytes B cells: *
•	Lymph node cells: *
•	Bone marrow plasma cells: *

Grand total = *

3.6 ENUMERAL selection criteria for antibody *

Enumeral will select hits on the basis of antibody performance in the assays developed by ENUMERAL, as outlined in Section 3.3. Cells * antibodies with * will be retrieved. ENUMERAL will select and score hits on the basis of *.

Minimum and maximum numbers of cells retrieved will depend on “hit” rate.

If hit rate allows the minimum number of cells picked for * will be * for each arm B cells, plasma cells, lymph nodes; a total of *.

ENUMERAL will amplify heavy and light chain genes using RT-PCR from expressed antibody gene transcripts, followed by traditional PCR to achieve production of sufficient quantities of DNAs encoding the heavy and light chains, respectively, for sequencing and to facilitate downstream molecular cloning *. ENUMERAL will use a third party contractor to perform sequencing to obtain the nucleotide and amino acid sequences of the heavy and light chains. The traditional PCR-amplified heavy and light chain DNAs will be supplied by *

Reagents required (supplied by ENUMERAL):

•	Microcapillaries for cell retrieval
•	96-well PCR plates
•	Superscript RT-PCR kit
•	*
•	*
•	Primers for *
•	* costs per antibody

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3.7 * screening by SANOFI US

SANOFI US will screen the SANOFI US * samples using its established standard * screening platform using its established ELISA *, SANOFI US’s * affinity ranking and * antibody in-depth kinetics assays, and functional screening assay * class and subclass will be determined by SANOFI US for those antibodies meeting ELISA and * requirements, using a dip stick assay. * will be determined by SANOFI US depending on hit rate, if hit rate allows for a minimum of * antibodies obtained in this screening by SANOFI US that meet selectivity and affinity requirements with priority given to higher affinity antibodies but SANOFI US will also include some lower affinity antibodies.

3.8 Algorithmic characterization of * of SANOFI US

The sequences of the * that are provided to SANOFI US by ENUMERAL will be subject to algorithmic characterization by SANOFI US as follows:

Antibody * will be analyzed by software programs to achieve CDR predictions, variable region and framework diversity assessment, assessment of sequences for problem residues/regions for humanization/manufacture.

If hit rate allows, the above bioinformatics analysis will be used in discussion with ENUMERAL, to select the antibody * provided by ENUMERAL that will be transiently produced by SANOFI US, if hit rate is below the maximum number of * antibodies that SANOFI US will produce by transient transfection, then all the antibodies will be transiently produced.

The * obtained by SANOFI US from its in-house * screening will be subjected to the same algorithmic characterization, and if hit rate is sufficient will be used in selection for characterization.

3.9 Transient production by SANOFI US

SANOFI US will insert the * supplied by ENUMERAL into proprietary SANOFI US expression plasmids. Transient transfection will be performed with the SANOFI US expression plasmids (* plasmid pairs), maximum * antibodies, and SANOFI US will attempt to purify about * of each antibody *.

3.10 Purified * antibody characterization by SANOFI US

For

(a) the ENUMERAL antibody * transiently expressed and purified by SANOFI US, where * is purified and is satisfactory on SDS-Page, if hit rate allows, * will be characterized as follows by SANOFI-US:

(b) the SANOFI-US * antibodies will be characterized as follows by SANOFI-US:

1.	ELISA binding assays using *

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2.	ELISA competition assays using * – only on antibodies that met required ELISA binding specificity as specified in 4.1.A.

3.	*

4.	*

5.	*

4. Required and desirable antibody characteristics

4.1 Required characteristics

A) ELISA

*

- Key antibody characteristics required include *

- ELISA competition assay: *

B) Selectivity and Affinity

*

C) Biological activity and functional assay: * monoclonal antibody *.

4.2 Desirable but not required antibody characteristics:

A) *

B) *

C) *

5. Estimated Project Timelines and Timeline Resource Tracking

5.1 Estimated timelines

ENUMERAL estimated timelines are:

- Assay development by ENUMERAL *

- Cell screening and antibody *

SANOFI US estimated timelines are:

- *

- *

- *

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ENUMERAL and SANOFI US estimated timelines are:

Final reports and data exchange: * from the Effective Date of this Agreement.

5.2 Tracking of Timelines and Resources:

ENUMERAL will track its timelines and resources used in its components of the project and provide in the project report. FTE resources will be in FTE man days (using SANOFI US standard)

SANOFI US will track its timelines and resources used in its components of the project and provide in the project report. FTE resources will be in FTE man days.

6. Project Success Criteria and Final Reports

6.1 Project Success Criteria

The key project success criteria are:

A) ENUMERAL method for screening spleenocyte and lymph node B cells *

- output: *

- comparable resource requirement between ENUMERAL’s and SANOFI US’s hybridoma screening.

B) ENUMERAL’s method for screening bone marrow plasma cells *

-output: *

6.2 Final Reports

ENUMERAL will provide SANOFI-US at the end of the project with a in-depth project report of its project activities, including overview descriptions of workflows and methods, inputs and outputs, antibody *, timelines and resources, data summaries, and provide representative data sets. The detailed content of the ENUMERAL report and representative data sets will be mutually agreed by the Project Team.

The Project team will work together to provide a final project report combining and comparing ENUMERAL and SANOFI-US data, and conclusions on the Project.

In order to enable the Project team to produce the final Project team report, ENUMERAL and SANOFI-US will provide, the project team, in a timely fashion with the necessary information on their respective project activities, including overview descriptions of workflows and methods, inputs and outputs, antibody *, timelines and resources, data summaries. The details and timing of providing this information will be mutually agreed by the Project Team.

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Exhibit B

Budget

Fees shall be invoiced by ENUMERAL in accordance with the schedule below:

(a) Fifty thousand dollars ($50,000.00) shall be invoiced upon execution of this Agreement.

(b) Upon delivery and acceptance of the final report, the remaining Fifty thousand dollars ($50,000.00) may be invoiced.

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